As filed with the Securities and Exchange Commission on July 24, 2019

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REDHILL BIOPHARMA LTD. (Exact name of registrant as specified in its charter)
Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Ha'arba'a Street

Tel Aviv 6473921

Israel

+972 (3) 541-3131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RedHill Biopharma Inc.
8045 Arco Corporate Drive, Suite 200
Raleigh, NC  27617
(984) 444-7010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Perry Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. One Azrieli Center Tel Aviv 6702100, Israel +972 (3) 607-4444	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza New York, New York 10112 (212) 659-7300

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933.

Emerging growth company [_]

If an emerging growth company that prepares its fnancial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised fnancial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . [_]

† The term “new or revised fnancial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codifcation after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee

Ordinary Shares, par value NIS 0.01 per share (2)
Warrants
Subscription Rights
Units

Total	$150,000,000		$150,000,000	$18,180

__________________________

(1)	Such indeterminate number or amount of Registrant’s ordinary shares, American depositary shares (ADSs), warrants, subscription rights and units as may, from time to time, be issued at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement on behalf of the Registrant exceed $150,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)	American depositary shares evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-185302). Each American depositary share represents ten (10) ordinary shares.

(3)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction IIC of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 24, 2019

PROSPECTUS

$150,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

REDHILL BIOPHARMA LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents 10 ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Global Market under the symbol “RDHL.” The last reported sale price for our ADSs on July 23, 2019 as quoted on the Nasdaq Global Market was $7.29 per ADS, and the last reported sale price for our ordinary shares on July 23, 2019 as quoted on the TASE was NIS 2.67 per share, or $0.75  per share (based on the exchange rate reported by the Bank of Israel for such date).

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2019

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $150,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

REDHILL BIOPHARMA LTD.

Overview

Our legal and commercial name is RedHill Biopharma Ltd. We were incorporated on August 3, 2009 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares are traded on TASE under the symbol “RDHL” and our ADSs are traded on the Nasdaq Global Market under the symbol "RDHL". Each ADS represents 10 ordinary shares.

We are a specialty biopharmaceutical company, primarily focused on proprietary drugs for the treatment of gastrointestinal (“GI”) diseases. Depending on the specific development program, our therapeutic candidates are designed to exhibit greater efficacy and provide improvements over existing drugs in various ways, including by one or more of the following: by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form or providing a cost advantage. Where applicable, and subject to various considerations including resources, we intend to seek the U.S. Food and Drug Administration (“FDA”) approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions. Our current pipeline consists of seven therapeutic candidates, most in late-stage clinical development.

In addition to our primary focus on the development of clinical-stage GI products, we have established commercial presence and capabilities in the U.S., intended primarily to support potential future launch of our GI-related therapeutic candidates currently under development in the U.S. Our GI-focused sales force in the U.S. currently promotes Donnatal® (Phenobarbital, Hyoscyamine Sulfate, Atropine Sulfate, Scopolamine Hydrobromide) and Mytesi® (crofelemer 125 mg delayed-release tablets) and commercializes EnteraGam® (serum-derived bovine immunoglobulin/protein isolate (“SBI”)).

Our key clinical late-stage development programs include: (i) Talicia® (RHB-105) for the treatment of H. pylori  infection, with a New Drug Application (“NDA”) accepted by the FDA for review, a Priority Review designation and a target Prescription Drug User Act action date of November 2, 2019; (ii) RHB-104 for the treatment of Crohn's disease, with positive top-line results from a first Phase 3 study; (iii) RHB-204 for the treatment of Mycobacterium avium complex (MAC) disease, the most common cause of pulmonary nontuberculous mycobacteria (NTM) infection, with a planned pivotal Phase 3 study; (iv) BEKINDA® (RHB-102), with positive Phase 3 study results for the treatment of acute gastroenteritis and gastritis and positive Phase 2 study results for Irritable Bowel Syndrome with Diarrhea (“IBS-D”); (v) RHB-106, an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd (renamed as Bausch Health Companies Inc.); (vi) YELIVA® (ABC294640),  targeting multiple oncology, inflammatory and gastrointestinal indications, with an ongoing Phase 2a study for cholangiocarcinoma and (vii) RHB-107, a Phase 2-stage first-in-class, serine protease inhibitor, targeting cancer and inflammatory gastrointestinal diseases.

We generate our pipeline of therapeutic candidates by identifying, validating and in-licensing or acquiring products that are consistent with our product strategy and that we believe exhibit a relatively high probability of therapeutic and commercial success. None of our therapeutic candidates has been approved for marketing and, to date, none of our therapeutic candidates has generated meaningful revenues. We plan to commercialize our therapeutic candidates through licensing and other commercialization arrangements with pharmaceutical companies on a global and territorial basis or, in the case of commercialization in the U.S., independently with our dedicated commercial operations. We also evaluate, on a case-by-case basis, co-development, co-promotion and similar arrangements.

Corporate Information

Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is RedHill Biopharma Inc. The address of RedHill Biopharma Inc. is 8045 Arco Corporate Drive, Suite 200 Raleigh, NC 27617.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed below, under the caption "Item 3: Key Information - Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to the Potential Launch of Talicia® and Other Products

If we or our development, co-promotional or commercialization partners are unable to obtain or maintain the FDA or other foreign regulatory clearance and approval for our therapeutic candidates or products we may promote or commercialize, we or our co-promotional or commercialization partners will be unable to commercialize our therapeutic candidates or products we may promote or commercialize.

To date, other than our limited experience in promoting Donnatal® and Mytesi®, and commercializing EnteraGam®, we have not marketed, distributed or sold any therapeutic candidate or product. Several of the products that we currently promote or commercialize must obtain and maintain FDA and other foreign regulatory clearances and approvals.

In June 2017, we commenced commercializing EnteraGam® in certain territories in the U.S. EnteraGam® is marketed as an FDA-regulated “medical food” product intended for the dietary management of chronic diarrhea and loose stools, which must be administered under medical supervision. The FDA could require that EnteraGam® obtain FDA approval in the future to remain in distribution in the United States if the FDA disagrees with the classification of EnteraGam® as a medical food.

In June 2017, we commenced promoting Donnatal® (Phenobarbital, Hyoscyamine Sulfate, Atropine Sulfate, Scopolamine Hydrobromide) in the U.S. Donnatal® is an anticholinergic and barbiturate combination drug product used as an adjunctive therapy for irritable bowel syndrome, a condition characterized by abdominal pain, bloating, and diarrhea or constipation. It may also be used as an adjunctive therapy for acute enterocolitis and duodenal ulcers.

Although we have certain rights to promote Donnatal® in certain U.S. territories, which is currently included in the FDA Drug Efficacy Study Implementation (“DESI”) review program, we cannot guarantee that our co-promotion partner will continue to be allowed to sell or promote Donnatal® in the U.S. without future regulatory developments that may lead to the FDA requiring Donnatal® to seek an NDA approval. See “—We or our co-promotional or commercialization partners are subject to risks related to the regulatory environment of the DESI review program with respect to Donnatal®.” In addition, future regulatory developments may lead to a loss of the right to commercialize EnteraGam® or the right to promote Mytesi®.

In July 2018, we commenced promoting Mytesi® (crofelemer), an FDA-approved anti-diarrheal prescription drug indicated for the symptomatic relief of non-infectious diarrhea in adults with HIV/AIDS on anti-retroviral therapy (ART).

We submitted an NDA for Talicia® (proposed tradename for RHB-105) for the treatment of H. pylori infection on May 2, 2019. On July 3, 2019, we announced that the FDA had accepted for review the NDA for Talicia®. The NDA was also granted Priority Review designation and the FDA assigned a target PDUFA action date of November 2, 2019. The FDA accepting an NDA for review and assigning a PDUFA goal date does not provide any indication as to the likelihood of FDA approval by the PDUFA date, or ever. Accordingly, there is no guarantee that the FDA will ever approve Talicia® for marketing in the U.S. or that any decision on its NDA approval will be made by November 2, 2019.

In addition to Talicia®, we have six other therapeutic candidates, most of which are in late-clinical stage development, for which we currently intend to develop with the goal of eventually seeking FDA approval: RHB-104 for the treatment of Crohn’s disease with positive top-line results from a first Phase 3 study and a completed proof-of-concept Phase 2a study for multiple sclerosis; RHB-204, with a planned pivotal Phase 3 study for pulmonary NTM infections; RHB-106 (out-licensed to Bausch Health) for bowel preparation; BEKINDA® (proposed tradename for RHB-102, if approved) with positive results from a first Phase 3 study for acute gastroenteritis and gastritis and positive results from a Phase 2 study for IBS-D; YELIVA® (proposed tradename for ABC294640, if approved), with an ongoing Phase 2a study for cholangiocarcinoma and other ongoing studies; and RHB-107 (Upamostat; formerly MESUPRON), targeting cancer and inflammatory GI diseases. Our therapeutic candidates are subject to extensive governmental laws, regulations, and guidelines relating to development, clinical trials, manufacturing, marketing, promotion, and commercialization of pre- and post-approval prescription drugs. We may not be able to submit for or obtain marketing approval for any of our therapeutic candidates in a timely manner or at all.

Any material delay in obtaining or maintaining, or the failure to obtain or maintain, required regulatory clearances and approvals will increase our costs and materially adversely affect our ability to generate meaningful revenues and could adversely impact our business, results of operations, financial condition, or ability to attain or sustain revenue from other markets. Any regulatory clearance or approval to market a therapeutic candidate, our current commercial products, or other products that we may promote or commercialize may be subject to limitations on the indicated uses for marketing or may impose restrictive conditions of use, including cautionary information and the risk that the FDA will not accept our requested indication of H. pylori, which is a wider indication than the existing therapies, which may result in a smaller target market and impact the potential for Talicia®, thereby altering or eliminating the size of the market for the therapeutic candidate, our current commercial products, or other products that we may promote or commercialize in the future. We also are, and will be, subject to numerous regulatory requirements from both the FDA and other foreign regulatory authorities that govern the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. Moreover, clearance or approval by one regulatory authority does not ensure clearance or approval by other regulatory authorities in separate jurisdictions. Each jurisdiction may have different approval processes and requirements and may impose additional testing, development and manufacturing requirements for our therapeutic candidates, our current commercial products and products that we may promote or commercialize in the future.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved for marketing. Such post-market studies may be mandated by the FDA as conditions to be satisfied for initial or continued approval for marketing. The FDA has express statutory authority to require clinical trial sponsors to conduct post-marketing trials to specifically address safety and other issues identified by the FDA.

The FDA also has authority to require the implementation of Risk Evaluation and Mitigation Strategy (“REMS”) as a post-marketing condition to initial or continued approval where more data may be needed to demonstrate that the benefits of a drug outweigh its risks. A clinical trial sponsor may also voluntarily propose a REMS as part of an NDA submission. The need for a REMS is determined as part of the review of the NDA. Based on statutory standards, elements of a REMS may include “dear doctor letters,” a medication guide, more elaborate targeted educational programs, and in some cases elements to assure safe use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. These elements are negotiated as part of the NDA approval process, and in some cases, if consensus is not reached in relation to REMS proposed within an NDA submission until after the PDUFA review cycle, the PDUFA date may be delayed. Once adopted, REMS are subject to periodic assessment and modification.

Certain changes related to an approved drug, including changes to the product labeling, manufacturing process, indications and other certain specifications set forth within the product’s NDA, may not be made until a new NDA, or NDA supplement, reflecting the applicable changes, is submitted to, and approved by, the FDA. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, including relevant pediatric data, and the FDA typically uses the same procedures and standards in reviewing NDA supplements as it does in reviewing NDAs.

Even if a product candidate receives regulatory marketing approval, the approval may be limited to specific disease states, patient populations and dosages, or might contain significant limitations including on use in the form of warnings, precautions or contraindications, or in the form of onerous risk management plans, restrictions on distribution, or post-marketing trial requirements. Further, even after regulatory approval is obtained, later discovery of previously unknown information, such as safety risks, problems with a product or such information, the extent or severity of which were previously unknown, may result in restrictions on the product’s ability to be marketed as initially approved or even complete withdrawal of the product’s NDA approval and, in effect, its removal from the market.

Additionally, the FDA or other foreign regulatory authorities may change their clearance or approval policies or adopt new laws, regulations or guidelines in a manner that materially delays or impairs our ability to obtain the necessary regulatory clearances or approvals or our ability to commercialize our therapeutic candidates, promote Donnatal® and Mytesi®, commercialize EnteraGam® and products that we may promote or commercialize in the future.

If we are unable to maintain, train and build an effective sales and marketing infrastructure, or establish and maintain compliant and adequate sales and marketing capabilities, we will not be able to commercialize and grow our products and product candidates successfully.

To further establish and maintain our own marketing and commercialization capabilities in the U.S. we may need to expand, among other things, our development, regulatory, manufacturing, marketing, and sales capabilities and to increase or maintain our personnel to accommodate sales. We may not be able to secure sales personnel or organizations that are adequate in number or expertise to successfully and lawfully market and sell our products in the U.S. If we are unable to expand our sales and marketing capability, train our sales force effectively or provide any other capabilities necessary to commercialize our products and therapeutic candidates, we may need to contract with third parties to market and sell our products.

Our employees and sales personnel must comply with applicable regulatory requirements and restrictions, including, but not limited to, “fair balance” promotion of our products and state and federal anti-kickback laws. If we are unable to establish and maintain compliant and adequate sales and marketing capabilities, we may not be able to increase our product revenue, may generate increased expenses and may be subject to regulatory and compliance investigation and enforcement.

The FDA also requires that our sales and marketing efforts, as well as promotions, comply with various laws and regulations. Prescription drug promotions must be consistent with and not contrary to labeling, present “fair balance” between risks and benefits, be truthful and not false or misleading, be adequately substantiated (when required), and include adequate directions for use.

In addition to the requirements applicable to approved drug products, we may also be subject to enforcement action in connection with any promotion of an investigational new drug. A sponsor or investigator, or any person acting on behalf of a sponsor or investigator, may not represent in a promotional context that an investigational new drug is safe or effective for the purposes for which it is under investigation or otherwise promote the drug candidate.

If the FDA investigates our marketing and promotional materials or other communications and finds that any of our current or future commercial products are being marketed or promoted in violation of the applicable regulatory restrictions, we could be subject to FDA enforcement action. Any enforcement action (or related lawsuit, which could follow such action) brought against us in connection with alleged violations of applicable drug promotion requirements, or prohibitions, could harm our business and our reputation, as well as the reputation of any approved drug products we may promote or commercialize.

The NDA review process is time-consuming and costly, and we may encounter delays in receipt of FDA approval, if any, for commercialization of Talicia® for a number of reasons, including, but not limited to: CMC, clinical, regulatory or other issues. If acceptance of the NDA for Talicia® is delayed or never granted, there will be a material, adverse effect on our business.

Obtaining approval of an NDA is a lengthy, expensive, and uncertain process, and approval may not be obtained for a number of different reasons, as the number of approved NDAs is limited. We cannot guarantee that the NDA for Talicia® will be approved by the FDA.

To obtain approval to market a drug in the United States, a marketing application (e.g., an NDA) must be submitted to the FDA that provides data establishing to the FDA’s satisfaction the safety and effectiveness of the investigational drug for the proposed indication. Each NDA submission requires a substantial user fee payment (currently exceeding $2.5 million for fiscal year 2019) unless a waiver or exemption applies. The application includes all relevant data available from pertinent non-clinical, preclinical and clinical trials, including negative or ambiguous results, as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls (“CMC”), and proposed labeling, among other things. Data can come from company-sponsored clinical trials intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators in accordance with applicable GCP requirements.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice and for the sponsor and the FDA to evaluate what may be needed for the product to enter into the next phase of the development process. Sponsors typically use the end of Phase 2 meetings to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 registration trial that they believe will support approval of the new drug.

Concurrent with clinical trials, companies usually complete additional animal safety studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with current good manufacturing practices (“cGMP”) requirements. cGMP regulations require among other things, quality control and quality assurance, as well as the corresponding maintenance of records and documentation and the obligations to investigate and correct any deviations from cGMP. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drugs. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf-life.

The results of product development, non-clinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling, and other relevant information are submitted to the FDA as part of an NDA, requesting approval to market the product. An NDA must also contain data to assess the safety and effectiveness of the product for the claimed indication in all relevant pediatric populations. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. If the NDA is deemed sufficiently complete, FDA reviews the NDA to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. The FDA has specific performance goals on the review of NDAs and typically seeks to review NDAs in approximately 12 months from submission of the NDA. The review process may be extended by the FDA for three additional months to consider certain late-submitted information or information intended to clarify information already provided in the submission. After the FDA completes its initial review of an NDA, it will communicate to the sponsor that the drug will either be approved for marketing, or FDA will issue a complete response letter to communicate that the NDA will not be approved in its current proposed form and inform the sponsor of changes that must be made or additional clinical, non-clinical, or manufacturing data that must be received by FDA before the application can be approved, with no implication regarding the ultimate approvability of the application or the timing of any such approval, if ever. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. FDA has committed to reviewing such resubmissions in two-to-six months, depending on the type of information included. The FDA may refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation, and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical sites to assure compliance with Good Clinical Practices (“GCP”), which are international ethical and scientific quality standards meant to assure the rights, safety, and well-being of trial participants are protected and to define the roles of clinical trial sponsors, investigators, administrators, and monitors. If the FDA determines the application, manufacturing process or manufacturing facilities are not acceptable, it typically will outline the deficiencies and often will request additional testing or information. This may significantly delay further review of the application. If the FDA finds that a clinical site did not conduct the clinical trial in accordance with GCP, the FDA may determine the data generated by the clinical site should be excluded from the primary efficacy analyses provided in the NDA. Additionally, notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

Other circumstances and events that may impede or delay FDA’s approval of an NDA include, but are not limited to:

•	regulatory requests for additional analyses, reports, data, non-clinical, and preclinical studies and clinical trials;
•	regulatory questions regarding interpretations of data and results or the emergence of new information;
•	clinical holds, other regulatory objections to commencing or continuing a clinical trial, or the inability to obtain regulatory approval to commence a clinical trial in countries that require such approvals;
•	inability to enroll a sufficient number of patients who meet the inclusion and exclusion criteria in our clinical trials;
•	inability to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
•	unfavorable or inconclusive results of clinical trials and supportive non-clinical studies, including unfavorable results regarding the effectiveness or safety of product candidates during clinical trials;
•	any determination that a clinical trial or product candidate presents unacceptable health risks;
•	lack of adequate funding to continue the clinical trial due to unforeseen costs or other business decisions;
•	inability to reach agreements on acceptable terms with prospective contract research organizations (“CROs”) and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	inability to identify and maintain a sufficient number of sites, many of which may already be engaged in other clinical trial programs, including some that may be for the same indications targeted by any of our product candidates;
•	inability to obtain approval from IRBs to conduct clinical trials at their respective sites;
•	the failure of a third party to comply with applicable regulatory requirements, including site inspections and inspection readiness;
•	inability to timely manufacture or obtain from third parties sufficient quantities or quality of the product candidate or other materials required for a clinical trial; and
•	difficulty in maintaining contact with patients after treatment, resulting in incomplete data.

We may encounter significant delays in receipt of FDA approval, if any, for commercialization of Talicia®. Accordingly, FDA may not approve Talicia® by the PDUFA goal date of November 2, 2019, or at all. For example, the FDA may determine that CMC of Talicia® are not satisfactory due to the manufacturing standards of the products or that additional CMC work, information or quality assurances are needed. In particular, the FDA requested additional information in relation to the CMC information contained in our NDA, responses to which were submitted on July 23, 2019.

The FDA may also consider the clinical studies conducted with Talicia® to-date and the additional information provided to be inadequate or insufficient or require us to provide additional information regarding other areas of the NDA, which may require us to conduct additional studies or otherwise significantly delay potential FDA approval of the NDA for Talicia®, if any.

For example, the FDA has, thus far in its review of the Talicia® NDA, requested additional information addressing proposed United States Prescribing Information (USPI) that conforms with the Pregnancy and Lactation Labeling Rule (PLLR) and has requested the location of the report compiled on the levels of rifabutin found in comparator arms and relevant internal audits completed by RedHill. This information has been submitted as an amendment to the NDA.

In addition, we rely on the current manufacturer of Talicia® for the manufacture of validation and registration batches in support of our NDA with the FDA, and we rely on suppliers of active pharmaceutical ingredients and excipients. We cannot guarantee that our manufacturer, suppliers, or other vendors will be able to perform as required, will not terminate their agreements with us, or otherwise will not perform satisfactorily. The delay in identifying, engaging, qualifying, and training alternative manufacturers or suppliers may be further prolonged, which lead to additional consequences for the NDA approval process, including increased potential that the NDA application will be denied.

Furthermore, the FDA may also change its clearance or approval policies or adopt new laws, regulations, or guidelines in a manner that materially delays or impairs our ability to obtain approval of the NDA for Talicia®. If any of the above-referenced or other issues occur or worsen, we may face substantial additional expenses and otherwise experience delays in obtaining potential FDA approval of the NDA for Talicia® or may never obtain the FDA approval of the NDA for Talicia®.

If third parties do not manufacture Talicia® or our other therapeutic candidates or do not manufacture and sell any products we may promote or commercialize, including our current commercial products, in sufficient quantities, in the required timeframe, and at an acceptable cost and quality, clinical development and commercialization of Talicia® or our other therapeutic candidates or promotion of products we may promote or commercialize could be delayed and sales of any product we may promote or commercialize may be adversely affected.

We do not currently own or operate manufacturing facilities. We rely on, and expect to continue to rely on, third parties to manufacture clinical and commercial quantities of Talicia® or our other therapeutic candidates and products that we may promote or commercialize. There is no guarantee that the manufacturer of Talicia® will be able to supply an adequate and quality product that meets all regulatory requirements in a consistent manner. For Donnatal®, we rely on ADVANZ, which has a manufacturing agreement with a third party to provide sufficient quantities of Donnatal® in the required timeframe. For EnteraGam® we rely on Entera Health and the manufacturer, The Lauridsen Group, Inc., to provide sufficient quantities of EnteraGam® in the required timeframe. For Mytesi®, we rely on Napo, which has a manufacturing agreement with a third party to provide sufficient quantities of Mytesi® in the required timeframe. Our reliance on third parties includes our reliance on them for quality assurance related to regulatory compliance. Our current and anticipated future reliance upon others for the manufacture of our therapeutic candidates and any products that we may promote or commercialize may adversely affect our future operations and our ability to develop therapeutic candidates and commercialize any therapeutic candidates and any products that we may promote or commercialize on a timely and competitive basis.

We may not be able to maintain our existing or future third-party manufacturing arrangements on acceptable terms, if at all. If for some reason our manufacturers or our development or commercialization partners’ manufacturers do not perform as agreed or expected or terminate or fail to renew their agreements with us for any reason, we or our partners may be  required to replace them, in which event we may incur added costs and delays in identifying, engaging, qualifying under applicable regulatory requirements and training any such replacements and entering into agreements with such replacements on acceptable terms. Obtaining the necessary FDA or other regulatory approvals or other qualifications required for changes in manufacturing sites, methods or processes under applicable regulatory requirements could result in a significant interruption of supply. In the case of the manufacturer of Talicia®, in particular, the delay in identifying, engaging, qualifying and training its replacement may be extended, leading to a significant interruption of supply, as some of the active pharmaceutical ingredients (“APIs”) have limited suppliers, which creates additional risks for us. The process on the finished product is complex; therefore, there is no guarantee it will succeed technically, in sufficient quantities in terms of price, or by any other measure. Any such additional costs and delays may adversely impact our ability to obtain regulatory clearances and approvals to commercialize Talicia® or our other therapeutic candidates or any product we may promote or commercialize or make such commercialization or marketing economically unfeasible.

We rely on third parties to manufacture and supply us with high quality APIs in the quantities we require on a timely basis.

We currently do not manufacture any APIs ourselves. Instead, we rely on third-party vendors for the development, manufacture, and supply of our APIs that are used to formulate our therapeutic candidates and products we may promote or commercialize. If these suppliers are incapable or unwilling to meet our current or future needs on acceptable terms or at all, we could experience a delay in obtaining regulatory clearances or approvals for our therapeutic candidates or products that we may promote or commercialize or in conducting clinical trials of our therapeutic candidates and incur additional costs or experience an adverse effect on our sale of any product we may promote or commercialize.

While there may be several alternative suppliers of APIs on the market, for most of our products (but not Mytesi®, as discussed below), we have yet to conclude extensive investigations into the quality or availability of their APIs. With respect to Talicia® or other therapeutic candidates and products we may promote or commercialize, we are dependent on API manufacturers, and there are a limited number of such API manufacturers, which further limits our options. In addition, we do not believe that there are alternative suppliers of APIs for Mytesi®, and we are wholly dependent upon Napo’s ability to source or procure the API; the raw material used to manufacture Mytesi® is a crude plant latex (“CPL”), derived from the Croton lechleri tree, which is found in countries in South America, principally Peru. The ability of Napo’s contract suppliers to harvest CPL is governed by the terms of their respective agreements with local government authorities. Although CPL is available from multiple suppliers, to our knowledge, Napo only has contracts with a small number of suppliers to obtain CPL and arrange its shipment to its contract manufacturer. Accordingly, if Napo’s contract suppliers do not or are unable to comply with the terms of their respective agreements with Napo, and Napo is not able to negotiate new agreements with alternate suppliers on terms that it deems commercially reasonable, it may harm our co-promotion of Mytesi®. The countries from which CPL is obtained could also change their laws and regulations regarding the export of the natural products or impose or increase taxes or duties payable by exporters of such products. Restrictions could be imposed on the harvesting of the natural products or additional requirements could be implemented for the replanting and regeneration of the raw material. Such events could have a significant impact on our co-promotion of Mytesi®. As a result of each of the foregoing circumstances related to Mytesi® and the APIs of other products that we promote or commercialize, we can provide no assurances that supply sources will not be interrupted from time to time. Changing API suppliers or finding and qualifying new API suppliers can be costly and take a significant amount of time. Many APIs require significant lead-time to manufacture. There can also be challenges in maintaining similar quality or technical standards from one manufacturing batch to the next.

If we are not able to find stable, affordable, high quality, or reliable supplies of our APIs, we may not be able to produce enough supplies of our therapeutic candidates or products we may promote or commercialize, which could have a material adverse effect on our reputation, business, financial condition or results of operations.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our therapeutic candidates and reliance on third-party manufacturers for any products that we may promote or commercialize, including our current commercial products.

To date, our therapeutic candidates have been manufactured in relatively small quantities for preclinical testing and clinical trials as well as for other regulatory purposes by third-party manufacturers. If the FDA or other regulatory agencies approve any of our therapeutic candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of our approved therapeutic candidates. In addition, we rely on, and we expect to continue to rely on, third-party manufacturers to produce commercial quantities of our current commercial products or any product that we may gain the rights to in the future to promote or commercialize. These manufacturers may not be able to successfully increase or maintain the manufacturing capacity for any of our therapeutic candidates that may be approved in the future, our current commercial products or any product we may gain the rights to in order to promote or commercialize in the future, in a timely or economic manner, or at all. Except for current FDA regulations with respect to “medical foods,” the significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. Foreign regulatory agencies may also require the approval of additional validation studies for scaling up the manufacturing process of any of our products, including “medical foods.” If the third-party manufacturers are unable to successfully increase or maintain the manufacturing capacity for a therapeutic candidate or for products that we may promote or commercialize, or if we are unable to secure replacement third-party manufacturers or unable to establish our own manufacturing capabilities, the commercial launch of any approved products may be delayed or there may be a shortage in supply which could have a material adverse effect on our reputation, business, financial condition or results of operations.

Reliance on third-party manufacturers entails risks, including, but not limited to:

•	manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over Talicia® or any future product candidates, if approved, or otherwise do not satisfactorily perform according to the terms of their agreements with us;
•	delays in obtaining regulatory approval for Talicia® or any future product candidates, if our third-party manufacturers fail to satisfy FDA inspectors in connection with pre-approval inspections or otherwise fail to comply with regulatory requirements;
•	the possible termination or nonrenewal of manufacturing agreements by the third-party manufacturers at a time that is costly or inconvenient for us;
•	the possible breach of manufacturing agreements by third-party manufacturers; and
•	product loss or serious adverse events due to contamination, equipment failure, or improper installation or operation of equipment or operator error.

We and our third-party manufacturers or our partners’ manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities, such as applicable current good manufacturing practices and other quality-based regulations.

We and our third-party manufacturers or our partners’ manufacturers are, and will be, required to adhere to laws, regulations, and guidelines of the FDA and other foreign regulatory authorities setting forth cGMP. These laws, regulations and guidelines cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our therapeutic candidates with varying cGMP rigors depending on what phase each of our respective therapeutic candidates is in with respect to its drug development process and any products we may promote or commercialize, including our current commercial products. We and our third-party manufacturers and our partners’ manufacturers may not be able to comply with applicable laws, regulations, and guidelines. We and our third-party manufacturers and our partners’ manufacturers are, and will be, subject to unannounced inspections by the FDA, state regulators and similar foreign regulatory authorities outside the U.S. Our failure, or the failure of our third-party manufacturers or our partners’ manufacturers, to comply with applicable laws, regulations and guidelines could result in the imposition of sanctions on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our therapeutic candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of our therapeutic candidates and commercially-marketed products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect regulatory approval and supplies of our therapeutic candidates and commercially-marketed products, and materially and adversely affect our reputation, business, financial condition or results of operations.

Furthermore, changes in the manufacturing process or procedure, including a change in the location where the product is manufactured or a change of a third-party manufacturer, will require prior FDA or other regulatory review and/or approval of the manufacturing process and procedures in accordance with the FDA’s regulations or comparable foreign requirements. This review may be costly and time consuming and could delay or prevent the launch or commercial production of a product. The new facility will also be subject to pre-approval inspection. In addition, we have to demonstrate that the product made at the new facility is equivalent to the product made at the former facility by physical and chemical methods, which are costly and time consuming. It is also possible that the FDA may require clinical testing as a way to prove equivalency, which would result in additional costs and delay, and may also result in delays in approval or commercialization of a product or render it unfeasible.

Even if our therapeutic candidates or any product we may promote or commercialize, receive, have received regulatory clearance or approval or do not require regulatory clearance or approval, they may not become commercially viable products.

None of our therapeutic candidates have been cleared or approved for marketing, and none of our therapeutic candidates is currently being marketed or commercialized in any jurisdiction. We were granted certain rights to promote our current commercial products in certain U.S. territories and to commercialize EnteraGam®. Even if any of our therapeutic candidates or any product we may promote or commercialize receive, have received or do not require regulatory clearance or approval, it may not become a commercially viable product. For example, even if we or our development or commercialization partners receive regulatory clearance or approval to market a therapeutic candidate or receive regulatory clearance or approval to promote or commercialize any product, the clearance or approval may be subject to limitations on the indicated uses or subject to labeling or marketing restrictions, which could materially and adversely affect their marketability and profitability. In addition, a new therapeutic candidate may appear promising at an early stage of development or after clinical trials but never reach the market, or it may reach the market but not result in sufficient product sales, if any. A therapeutic candidate or any product that we may promote or commercialize, may not result in commercial success for various reasons, including but not limited to:

•	difficulty in large-scale manufacturing, including yield and quality;
•	low market acceptance by physicians, healthcare payors, patients and the medical community as a result of lower demonstrated clinical safety or efficacy compared to products, prevalence, and severity of adverse side effects, or other potential disadvantages relative to alternative treatment methods;

•	insufficient or unfavorable levels of reimbursement from government and/or commercial payors, such as, for example, Medicare, Medicaid, and applicable private insurance companies, health maintenance organizations, and other health plan administrators;
•	infringement on proprietary rights of others for which we or our development or commercialization partners have not received licenses;

•	incompatibility with other therapeutic candidates or marketed products;
•	other potential advantages of alternative treatment methods and competitive forces or advancements that may make it more difficult for us to penetrate a particular market segment, if at all;

•	ineffective marketing, sales, and distribution activities and support;

•	lack of significant competitive advantages over existing products on the market;

•	lack of cost-effectiveness or unfavorable pricing compared to other alternatives available on the market;
•	inability to generate sufficient revenues to sustain our business operations in accordance with our plan from the sale or marketing of a product in view of the economic arrangements that we have with commercialization or other partners;

•	changes to product labels, indications or other relevant information that may trigger additional regulatory requirements that may have a direct or indirect impact on commercialization of our products;
•	inability to establish collaborations with third-party development or commercialization partners on acceptable terms, or at all, and our inability or unwillingness, for cost or other reasons, to commercialize our own products (to the extent any are approved for commercialization at the time of any such collaboration issues);

•	timing of market introduction of competitive products, including from generic competitors; and
•	changes in any laws, regulations, or other relevant policies related to drug pricing or other marketing conditions and requirements that may directly or indirectly limit, restrict, or otherwise negatively impact our ability or success in marketing and/or commercializing certain or all products approved for commercialization at the time of the applicable change.

Physicians, various other health care providers, patients, payors or the medical community, in general, may be unwilling to accept, utilize or recommend any of our approved therapeutic candidates and any product we may promote or commercialize. If we are unable, either on our own or through third parties, to manufacture, commercialize or market our proposed formulations, therapeutic candidates or any product we may promote or commercialize when planned, or to develop them commercially, we may not achieve any market acceptance or generate meaningful revenue.

Our relationships with customers, physicians, and third-party payors will be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Healthcare providers, physicians and third-party payors in the United States and elsewhere will play a primary role in the recommendation and prescription of any drug candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors may subject us to various federal and state fraud and abuse laws and other health care laws, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws and the law commonly referred to as the Physician Payments Sunshine Act and regulations. These laws will impact, among other things, our clinical research, proposed sales, marketing and educational programs. In addition, we may be subject to patient privacy laws by both the federal government and the states in which we conduct or may conduct our business. The laws that will affect our operations include, but are not limited to:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in return for the purchase, recommendation, leasing or furnishing of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•	federal civil and criminal false claims laws, including, without limitation, the False Claims Act, and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other government payors that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing a scheme or making false or fraudulent statements to defraud any healthcare benefit program, regardless of the payor (e.g., public or private);

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, and as amended again by the final HIPAA omnibus rule, Modifications to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules Under HITECH and the Genetic Information Nondiscrimination Act; Other Modifications to HIPAA, published in January 2013, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization by entities subject to the rule, such as health plans, health care clearinghouses and health care providers, and their respective business associates;

•	federal transparency laws, including the federal Physician Payments Sunshine Act, which is part of PPACA, that require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to: (i) payments or other “transfers of value’’ made to physicians and teaching hospitals; and (ii) ownership and investment interests held by physicians and their immediate family members;

•	state and foreign law equivalents of each of the above federal laws, state laws that require manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or to adopt compliance programs as prescribed by state laws and regulations, or that otherwise restrict payments that may be made to healthcare providers; and

•	state and foreign laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws.

It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

We could be adversely affected if healthcare reform measures substantially change the market for medical care or healthcare coverage in the U.S.

On March 23, 2010, President Obama signed the “Patient Protection and Affordable Care Act” (P.L. 111-148) and on March 30, 2010, the signed the “Health Care and Education Reconciliation Act” (P.L. 111-152), collectively commonly referred to as the “Healthcare Reform Law.” The Healthcare Reform Law included a number of new rules regarding health insurance, the provision of healthcare, conditions to reimbursement for healthcare services provided to Medicare and Medicaid patients, and other healthcare policy reforms. Through the law-making process, substantial changes have been and continue to be made to the current system for paying for healthcare in the U.S., including changes made to extend medical benefits to certain Americans who lacked insurance coverage and to contain or reduce healthcare costs (such as by reducing or conditioning reimbursement amounts for healthcare services and drugs, and imposing additional taxes, fees, and rebate obligations on pharmaceutical and medical device companies). This legislation was one of the most comprehensive and significant reforms ever experienced by the U.S. in the healthcare industry and has significantly changed the way healthcare is financed by both governmental and private insurers. This legislation has impacted the scope of healthcare insurance and incentives for consumers and insurance companies, among others. Additionally, the Healthcare Reform Law’s provisions were designed to encourage providers to find cost savings in their clinical operations. Pharmaceuticals represent a significant portion of the cost of providing care. This environment has caused changes in the purchasing habits of consumers and providers and resulted in specific attention to the pricing negotiation, product selection and utilization review surrounding pharmaceuticals. This attention may result in our therapeutic candidates and products we may promote or commercialize, including our current commercial products, being chosen less frequently or the pricing being substantially lowered. At this stage, it is difficult to estimate the full extent of the direct or indirect impact of the Healthcare Reform Law on us.

These structural changes could entail further modifications to the existing system of private payors and government programs (such as Medicare, Medicaid, and the State Children’s Health Insurance Program), creation of government-sponsored healthcare insurance sources, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact the reimbursement for prescribed drugs and pharmaceuticals, including our current commercial products, those we and our development or commercialization partners are currently developing and/or those that we may promote or commercialize in the future. If reimbursement for our approved therapeutic candidates, products we currently commercialize or promote, or any product we may promote or commercialize is substantially reduced or otherwise adversely affected in the future, or rebate obligations associated with them are substantially increased, it could have a material adverse effect on our reputation, business, financial condition or results of operations.

Extending medical benefits to those who currently lack coverage will likely result in substantial costs to the U.S. federal government, which may force significant additional changes to the healthcare system in the U.S. Much of the funding for expanded healthcare coverage may be sought through cost savings. While some of these savings may come from realizing greater efficiencies in delivering care, improving the effectiveness of preventive care and enhancing the overall quality of care, much of the cost savings may come from reducing the cost of care and increased enforcement activities. Cost of care could be reduced further by decreasing the level of reimbursement for medical services or products (including those therapeutic candidates currently being developed by us or our development or commercialization partners or any product we may promote or commercialize, including our current commercial products), or by restricting coverage (and, thereby, utilization) of medical services or products. In either case, a reduction in the utilization of, or reimbursement for, any therapeutic candidate or any product we may promote or commercialize, including our current commercial products, or for which we receive marketing approval in the future, could have a material adverse effect on our reputation, business, financial condition or results of operations.

Several states and private entities initially mounted legal challenges to the Healthcare Reform Law, and they continue to litigate various aspects of the legislation. On July 26, 2012, the U.S. Supreme Court generally upheld the provisions of the Healthcare Reform Law at issue as constitutional. However, the U.S. Supreme Court held that the legislation improperly required the states to expand their Medicaid programs to cover more individuals. As a result, the states have a choice as to whether they will expand the number of individuals covered by their respective state Medicaid programs. Some states have not expanded their Medicaid programs and have chosen to develop other cost-saving and coverage measures to provide care to currently uninsured individuals. Many of these efforts to date have included the institution of Medicaid-managed care programs. The manner in which these cost-saving and coverage measures are implemented could have a material adverse effect on our reputation, business, financial condition or results of operations.

Further, the healthcare regulatory environment has seen significant changes in recent years and is still in flux.  Legislative initiatives to modify, limit, replace, or repeal the Healthcare Reform Law and judicial challenges continue, and may increase in light of the current administration and legislative environment.  We cannot predict the impact on our business of future legislative and legal challenges to the Healthcare Reform Law or other changes to the current laws and regulations. The financial impact of U.S. healthcare reform legislation over the next few years will depend on a number of factors, including the policies reflected in implementing regulations and guidance and changes in sales volumes for therapeutics affected by the legislation. From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing coverage, reimbursement, and marketing of pharmaceutical products. In addition, third-party payor coverage and reimbursement policies are often revised or interpreted in ways that may significantly affect our business and our products.

Since taking office, President Trump has continued to support the repeal of all or portions of the Healthcare Reform Law. President Trump has also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Healthcare Reform Law and in which he directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Healthcare Reform Law to the maximum extent permitted by law. Congress has enacted legislation that repeals certain portions of the Healthcare Reform Law, including but not limited to the Tax Cuts and Jobs Act, passed in December 2017, which included a provision that eliminates the penalty under the Healthcare Reform Law’s individual mandate, effective January 1, 2019, as well as the Bipartisan Budget Act of 2018, passed in February 2018, which, among other things, repealed the Independent Payment Advisory Board (which was established by the Healthcare Reform Law and was intended to reduce the rate of growth in Medicare spending). There have also been more recent examples of judicial challenges, such as federal judges attempting to invalidate the entire Healthcare Reform Law based on the individual mandate. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold.

Third-party payors may not adequately reimburse customers for any of our therapeutic candidates that are approved or cleared for marketing or for products that we may promote or commercialize, including our current commercial products, and may impose coverage restrictions or limitations that affect their use.

Our revenues and profits depend heavily upon the availability of adequate reimbursement for the use of our approved or cleared therapeutic candidates, our current commercial products, and any products that we may promote or commercialize, from governmental or other third-party payors, both in the U.S. and in foreign markets. Reimbursement by a third-party payor may depend upon a number of factors, including, but not limited to, the third-party payor’s determination that the use of an approved or cleared therapeutic candidate or product is:

•	a covered benefit under its health plan;
•	safe, effective and medically necessary;

•	appropriate for the specific patient;
•	cost-effective; and

•	neither experimental nor investigational.

Obtaining reimbursement approval for a therapeutic candidate or for any product that we may promote or commercialize, including our current commercial products, from any government or other third-party payor is a time-consuming and costly process that could require us or our development or commercialization partners to provide supporting scientific, clinical and cost-effectiveness data for the use of our therapeutic candidates or any product that we currently, or may, promote or commercialize to each payor. Even when a payor determines that a therapeutic candidate or a product that we promote or commercialize is eligible for reimbursement under its criteria, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or other foreign regulatory authorities, or may impose restrictions, such as prior authorization requirements, or may simply deny coverage altogether. Reimbursement rates may vary according to the use of the therapeutic candidate or the use of any product that we promote or commercialize and the clinical setting in which it is used, may be based on payments allowed for lower-cost products that are already reimbursed, may be incorporated into existing payments for products or services, and may reflect budgetary constraints or imperfections in Medicare, Medicaid or other data used to calculate these rates. In particular, reimbursement for our products may not be available from Medicare or Medicaid, and reimbursement from other third-party payors may be limited, reduced or revoked. For example, reimbursement for Donnatal® has been limited and is mostly available only through private payors, with certain restrictions, such as prior authorization requirements. In addition, because EnteraGam® is a “medical food” it is subject to unique FDA regulations and requirements that may limit its market potential. Overall, our ability to get reimbursement coverage for our commercial products has historically been limited. Successful commercialization of our current commercial products requires a conducive reimbursement environment. If our products do not receive adequate reimbursement coverage, or if reimbursement coverage is reduced or otherwise adversely affected, then their respective commercial prospects could be severely limited. Although certain payors may currently provide some form of coverage for our commercial products, payors may suspend or discontinue reimbursement at any time, may require or increase co-payments from patients, may impose restrictions or limitations on coverage, or may reduce reimbursement rates for our products. If we fail to establish broad adoption of and reimbursement for our commercial products, or if we are unable to maintain any existing reimbursement from payors, our ability to generate revenue could be harmed and this could have a material adverse effect on our reputation, business, financial condition or results of operations. In addition to our existing commercial products, any new product we may promote or commercialize in the future may require that we expend substantial time and resources in order to obtain and retain reimbursement, and any of these efforts may not be successful.

In the U.S., there have been, and we expect that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for our therapeutic candidates or for any product that we may promote or commercialize in the U.S. In addition, there is a growing emphasis on comparative effectiveness research, both by private payors and by government agencies. To the extent other drugs or therapies are found to be more effective than our products, payors may elect to cover such therapies in lieu of our products or reimburse our products at a lower rate. Legislation that reduces reimbursement for our therapeutic candidates could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our therapeutic candidates, if approved, or for any product that we may promote or commercialize, including our current commercial products. This could materially and adversely impact our reputation, business, financial condition or results of operations by reducing our ability to generate meaningful revenue, raise capital, obtain additional collaborators and market. At this stage, we are unable to estimate the extent of the direct or indirect impact of any such federal and state proposals.

Furthermore, the Centers for Medicare and Medicaid Services frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and both the Centers for Medicare and Medicaid Services and other third-party payors may have sufficient market power to demand significant price reductions. Price reductions or other significant coverage policies or payment limitations could materially and adversely affect our reputation, business, financial condition or results of operations.

Risks Related to Potential Acquisitions

If we acquire products or companies that own rights to, or otherwise acquire commercialization and related rights to, products, such transaction could result in additional costs, integration or operating difficulties, dilution and other adverse consequences.

Part of our strategy is to identify and acquire rights to products that have been cleared or approved for marketing in the U.S. or elsewhere, and in particular, those with a therapeutic focus on GI or with therapeutic activities which are overlapping or complementary to our existing commercial activities. Management has evaluated, and expects to continue to evaluate, a wide array of potential strategic acquisitions. From time to time, management may engage in discussions regarding potential acquisitions or licensing of rights to certain products management believes are critical to our business. Any one of these transactions could have a material effect on our financial condition and operating results. In connection with these acquisitions or licensing transactions, we may:

•	issue equity securities that may substantially dilute our shareholders’ percentage of ownership;
•	be obligated to make milestone, royalty or other contingent or non-contingent payments;
•	incur debt or non-recurring and other charges, or assume liabilities; and
•	incur amortization expenses related to intangible assets or incur large and immediate write-offs of assets or goodwill or impairment charges.

In addition, the process of integrating an acquired product, company, business or technology may create operating difficulties and expenditures and pose numerous additional risks to our operations, including:

•	difficulty and expense in integrating the acquired product, company, business or technology and personnel in accordance with our business strategy and existing operations, including the failure to achieve the expected benefits and synergies;
•	failure to manufacture or supply the acquired product economically or successfully commercialize or achieve market acceptance of the acquired product;
•	exposure to liabilities of the acquired product or company, including known or unknown risks relating to the validity or enforceability of patents, expiration of patents or exclusivity rights, generic competition, product defects or product liability claims;
•	disruption of our business and diversion of our management’s and technical personnel’s time and attention from their day-to-day responsibilities;
•	adverse effects on our operating results or financial condition, including due to expenditures or acquisition-related costs, costs of commercialization or amortization or impairment costs for acquired goodwill and other intangible assets;
•	impairment of relationships with key suppliers and manufacturers due to changes in management and ownership and difficulty in maintaining existing agreements, licenses and other arrangements or rights on substantially similar terms as existed prior to the acquisition;
•	regulatory changes and market dynamics after the acquisition; and
•	potential loss of key employees, particularly those of the acquired entity.

If any of the above events (or more) occur, or if we cannot effectively manage or respond to such events following one or more acquisitions, they may have material adverse effect on our business, results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	our ability to obtain additional financing;
•	our receipt and timing of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;
•	the initiation, timing, progress, and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;
•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;
•	our reliance on third parties to conduct key portions of our clinical trials, including data management services, and the potential for those third parties to not perform satisfactorily;

•	our ability to establish and maintain corporate collaborations;
•	that products we promote or commercialize may be withdrawn from the market by regulatory authorities and our need to comply with continuing laws, regulations and guidelines to maintain clearances and approvals for our products;
•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and to maintain our own marketing and commercialization capabilities;
•	the research, manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates or commercial products;
•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, preclinical studies or clinical trials;
•	the implementation of our business model, strategic plans for our business, therapeutic candidates and commercial products;
•	the impact of other companies and technologies that compete with us within our industry;
•	our estimates of the markets, their size, characteristics and their potential for our therapeutic candidates and commercial products and our ability to serve those markets;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing or violating the intellectual property rights of others;
•	parties from whom we license or acquire our intellectual property defaulting in their obligations toward us;
•	the failure by a licensor or a partner of ours to meet their respective obligations under our acquisition, in-license or other development or commercialization agreements or renegotiate the obligations under such agreements, or if other events occur that are not within our control, such as bankruptcy of a licensor or a partner;
•	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats; and
•	the impact of the political and security situation in Israel and in the U.S. on our business.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2019. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2019
Actual
(in thousands)

Total debt (1)	$17,778
Ordinary shares, par value NIS 0.01 per share	767
Additional paid-in capital	219,505
Warrants	13
Accumulated deficit	(188,368)
Total shareholders’ equity	31,904
Total capitalization	$49,695

(1)	Represents $14,053 thousand under current liabilities, mainly accounts payable and accrued expenses.

OFFER AND LISTING DETAILS

Our ADSs have been trading on the Nasdaq Global Market under the symbol “RDHL” since July 20, 2018. From December 26, 2013 until July 19, 2018 our ADSs were traded on the Nasdaq Capital Market. Our ordinary shares have been trading on the TASE under the symbol "RDHL" since February 3, 2011. Prior to that date, there was no public market for our ordinary shares.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, for potential acquisitions and to support commercial operations.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.01 per share, can be found in Item 10B of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents 10 of our ordinary shares, can be found in Item 12 of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the anti dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our ordinary shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019, as amended on May 15, 2019; and

•	reports on Form 6-K filed on February 26, 2019, March 4, 2019, May 7, 2019 (two filings), May 9, 2019, May 16, 2019, May 21, 2019, May 28, 2019, June 10, 2019, June 24, 2019, July 3, 2019, and July 23, 2019 (two filings).

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 6473921, Israel, Attn: Dror Ben-Asher, telephone number: +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed RedHill Biopharma Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$18,180.00
FINRA fees	$23,000.00
Legal fees and expenses	$10,000.00
Accountants fees and expenses	$5,000.00
Miscellaneous	$5,000.00

Total	$61,180.00

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exemption, Insurance and Indemnification of Directors and Officers

Office Holder Exemption

Under the Israeli Companies Law, a company may not exempt an officer or director from liability with respect to a breach of his duty of loyalty, but may exempt in advance an officer or director from liability to the company, in whole or in part, with respect to a breach of his duty of care, except in connection with a prohibited distribution made by the company, if so provided in its articles of association. Our articles of association provide for this exemption from liability for our officers and directors.

Office Holder Insurance

The Israeli Companies Law and our articles of association provide that, subject to the provisions of the Israeli Companies Law, we may obtain insurance for our officers and directors for any liability stemming from any act performed by an officer or director in his capacity as an officer or director, as the case may be with respect to any of the following:

•	a breach of such officer’s or director’s duty of care to us or to another person;
•	a breach of such officer’s or director’s duty of loyalty to us, provided that such officer or director acted in good faith and had reasonable cause to assume that his act would not prejudice our interests;
•	a financial liability imposed upon such officer or director in favor of another person;
•	financial liability imposed on the officer or director for payment to persons or entities harmed as a result of violations in administrative proceedings as described in Section 52(54)(a)(1)(a) of the Israeli Securities Law (the “Party Harmed by the Breach”);
•	expenses incurred by such officer or director in connection with an administrative proceeding conducted in his matter, including reasonable litigation expenses, including legal fees; or
•	a breach of any duty or any other obligation, to the extent insurance may be permitted by law.

In June 2019, our shareholders approved our Compensation Policy, which includes, inter-alia, provisions relating to directors’ and officers’ liability insurance. Pursuant to the Compensation Policy, we may obtain a liability insurance policy, which would apply to our and/or our subsidiaries' directors and officers, as they may be, from time to time, subject to the following terms and conditions: (a) the total insurance coverage under the insurance policy may not exceed $100 million; and (b) the annual premium payable by us for the insurance premium may not exceed $1 million annually. In addition, pursuant to our Compensation Policy, should we sell our operations (in whole or in part) or in case of merger, spin-off or any other significant business combination involving us or part or all of our assets, we may obtain a director’s and officers’ liability insurance policy (run-off) for our directors and officers in office with regard to the relevant operations, subject to the following terms and conditions: (a) the insurance term may not exceed seven years; (b) the coverage amount may not exceed $100 million; (c) the premium payable by us may not exceed $1 million annually. The Compensation Policy is in effect for three years from the 2019 annual general meeting.

Our compensation committee and board of directors resolved to purchase a directors’ and officers’ liability insurance policy, pursuant to which the total amount of insurance covered under the policy would be $50 million. This insurance is renewed on an annual basis. Pursuant to the foregoing approvals, we carry directors’ and officers’ liability insurance.

Indemnification of Office Holders

The Israeli Companies Law provides that a company may indemnify an officer or director for payments or expenses associated with acts performed in his capacity as an officer or director of the company, provided the company’s articles of association include the following provisions with respect to indemnification:

•	a provision authorizing the company to indemnify an officer or director for future events with respect to a monetary liability imposed on him in favor of another person pursuant to a judgment (including a judgment given in a settlement or an arbitrator’s award approved by the court), so long as such indemnification is limited to types of events which, in the board of directors’ opinion, are foreseeable at the time of granting the indemnity undertaking given the company’s actual business, and in such amount or standard as the board of directors deems reasonable under the circumstances. Such undertaking must specify the events that, in the board of directors’ opinion, are foreseeable in view of the company’s actual business at the time of the undertaking and the amount or the standards that the board of directors deemed reasonable at the time;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to reasonable litigation expenses, including counsel fees, incurred by an officer or director in which he is ordered to pay by a court, in proceedings that the company institutes against him or instituted on behalf of the company or by another person, or in a criminal charge from which he was acquitted, or a criminal charge in which he was convicted for a criminal offense that does not require proof of criminal intent;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to reasonable litigation fees, including attorney’s fees, incurred by an officer or director due to an investigation or proceeding filed against him by an authority that is authorized to conduct such investigation or proceeding, and that resulted without filing an indictment against him and without imposing on him financial obligation in lieu of a criminal proceeding, or that resulted without filing an indictment against him but with imposing on him a financial obligation as an alternative to a criminal proceeding in respect of an offense that does not require the proof of criminal intent or in connection with a monetary sanction;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to a Party Harmed by the Breach;
•	a provision authorizing the company to indemnify an officer or director for future events with respect to expenses incurred by such officer or director in connection with an administrative proceeding, including reasonable litigation expenses, including legal fees; and
•	a provision authorizing the company to indemnify an officer or director retroactively.

Limitations on Insurance, Exemption and Indemnification

The Israeli Companies Law and our articles of association provide that a company may not exempt or indemnify an office holder nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

•	a breach by the officer or director of his duty of loyalty, except for insurance and indemnification where the officer or director acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
•	a breach by the officer or director of his duty of care if the breach was done intentionally or recklessly, except if the breach was solely as a result of negligence;
•	any act or omission done with the intent to derive an illegal personal benefit; or
•	any fine, civil fine, monetary sanctions, or forfeit imposed on the officer or director.

In addition, under the Israeli Companies Law, exemption of, indemnification of, and procurement of insurance coverage for, our officers and directors must be approved by our audit committee and board of directors and, in specified circumstances, by our shareholders.

Furthermore, an Israeli company may not insure, directly or indirectly, an office holder against administrative enforcement procedures, financial sanctions or arrangements, instituted by the Israeli Securities Authority, pursuant to chapters H’3, H’4 and I’1 of the Israeli Securities Law, 1968 (the "Securities Law"). Moreover, an Israeli company may not indemnify against, or repay, directly or indirectly, any financial sanction imposed in connection with such proceedings, and its controlling shareholder may not indemnify against, or repay, any financial sanction imposed on the company, a senior office holder (as defined in the Securities Law) or an employee of the company. However, an Israeli company may indemnify or insure a person against certain payments to third parties in connection with such proceedings, as well as against reasonable litigation expenses, including attorneys’ fees.

Letters of Indemnification

We may provide a commitment to indemnify in advance any director or officer of ours in the course of such person’s position as our director or officer, all subject to the letter of indemnification, as approved by our shareholders from time to time and in accordance with our articles of association. We may provide retroactive indemnification to any officer to the extent allowed by the Israeli Companies Law. As approved by our shareholders on July 18, 2013, the amount of the advance indemnity is limited to the higher of 25% of our then shareholders’ equity, per our most recent annual financial statements, or $5 million.

As part of the indemnification letters, we exempted our directors and officers, in advance, to the extent permitted under law, from any liability for any damage incurred by them, either directly or indirectly, due to the breach of an officer’s or director’s duty of care vis- à-vis us, within his acts in his capacity as an officer or director. The letter provides that so long as not permitted by law, we do not exempt an officer or director in advance from his liability to us for a breach of the duty of care upon distribution, to the extent applicable to the officer or director, if any. The letter also exempts an officer or director from any liability for any damage incurred by him, either directly or indirectly, due to the breach of the officer or director’s duty of care vis- à-vis us, by his acts in his capacity as an officer or director prior to the letter of exemption and indemnification becoming effective.

Item 9. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a)        to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)	that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement. *
2.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on December 6, 2012).
4.1	Form of American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on December 6, 2012).
4.2	Form of Warrant Agreement (including form of Warrant Certificate). *
4.3	Form of Subscription Right Agreement (including form of Right Certificate). *
4.4	Form of Unit Agreement (including form of Unit Certificate). *
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Israeli legal counsel to the Registrant, re legality (including consent).
5.2	Opinion of Haynes and Boone, LLP, U.S. legal counsel to the registrant. *
23.1	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm for the Registrant.
23.2	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page to Registration Statement).

_______________

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on July 24, 2019.

By: /s/ Dror Ben-Asher
Name: Dror Ben-Asher
Title: Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Dror Ben-Asher or Micha Ben-Chorin, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title

/s/ Dror Ben-Asher	Chief Executive Officer and Chairman of the Board of Directors	July 24, 2019
Dror Ben-Asher
/s/ Micha Ben Chorin	Chief Financial Officer	July 24, 2019
Micha Ben Chorin

/s/ Eric Swenden	Director	July 24, 2019
Eric Swenden

/s/ Nicolas Weinstein	Director	July 24, 2019
Nicolas Weinstein
/s/ Dr. Kenneth Reed	Director	July 24, 2019
Dr. Kenneth Reed

/s/ Ofer Tsimchi	Director	July 24, 2019
Ofer Tsimchi

/s/ Alla Felder	Director	July 24, 2019
Alla Felder

/s/ Rick Scruggs	Director	July 24, 2019
Rick Scruggs

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 24th day of July, 2019.

REDHILL BIOPHARMA INC. Authorized U.S. Representative By: /s/ Micha Ben Chorin Micha Ben Chorin